UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2024

FS CREDIT OPPORTUNITIES CORP.

(Exact name of Registrant as specified in its charter)

Maryland	811-22802	46-1882356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FSCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On May 16, 2024, FS Credit Opportunities Corp. (the “Company”) completed the issuance of $100,000,000 of aggregate principal amount of its 6.70% Term Preferred Shares, Series 2029 (the “Preferred Shares”). Goldman Sachs & Co. LLC served as placement agent in connection with the issuance of the Preferred Shares.

The Preferred Shares were sold to qualified institutional buyers pursuant to Rule 4(a)(2) under the Securities Act of 1933, as amended, in accordance with the terms of the Subscription Agreement, dated May 16, 2024, between the Company and each of the investors party thereto and will mature on May 16, 2029. The Preferred Shares may be redeemed in whole or in part at the Company’s option at any time or from time to time at $1,000 per share, subject to payment of a make-whole premium, and bear interest at a rate of 6.70% per year, payable semi-annually on May 16th and November 16th of each year, commencing on November 16, 2024.

The terms of the Preferred Shares are memorialized in the Articles Supplementary to the Articles of Incorporation of the Company dated May 16, 2024.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	Articles Supplementary to the Articles of Incorporation of the Registrant establishing and fixing the rights and preferences of the Term Preferred Shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Credit Opportunities Corp.

Date: May 16, 2024	By:	/s/ Stephen Sypherd
Stephen Sypherd
Secretary